UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 27, 2012
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020 New York, New York 10020
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 27, 2012 (the “Effective Date”), the Board of Directors expanded the number of members of the Board from ten to eleven and elected Mr. Frank J. Petrilli as a Director and Chairman of the Board. Mr. Petrilli will be a Class III member of the Board and will stand for re-election at the next Annual Stockholders Meeting in May, 2012.  The Board of Directors appointed Mr. Petrilli to serve as a member of its Nominating and Corporate Governance Committee and as an ex officio member of each of the Board’s other committees.

Consistent with the Company’s non-employee director compensation policy, as of the Effective Date, the Board of Directors approved the payment of a pro-rata retainer to Mr. Petrilli in the amount of $25,000 in cash; and a grant of restricted stock with a fair market value on the date of grant equal to $12,500, which will vest in two equal annual installments.  Otherwise, Mr. Petrilli will be compensated under the terms of the Company’s non-employee director compensation policy as in effect from time to time, as described in the Company’s proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	January 30, 2012	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary